Exhibit 10.2

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of 1 July 2021 (the “Effective Date”) between Catalyst Biosciences, Inc., a Delaware corporation (the “Company”), and Grant Blouse, Ph.D. (“Employee”).

RECITALS

WHEREAS, Employee and the Company previously entered into an Amended and Restated Employment Agreement dated 27 August 2018 (the “Amended and Restated Employment Agreement”);

WHEREAS, the Company desires to amend the terms of the Amended and Restated Employment Agreement to (i) reflect Employee’s promotion to Chief Scientific Officer, subject to approval of the Board of Directors of the Company, (ii) adjust Employee’s base salary and annual performance bonus opportunity, and (iii) modify the terms of Employee’s severance benefits (collectively, the “Modifications”); and

WHEREAS, Employee has agreed to the Modifications.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the parties agree that the Amended and Restated Employment Agreement is amended as follows:

1.    Promotion. The last sentence of the first paragraph of the Amended and Restated Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to approval of the Board of Directors of the Company, you shall be promoted to the position of Chief Scientific Officer of the Company.”

2.    Base Compensation and Bonus Adjustment. The third paragraph of the Amended and Restated Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Effective as of June 1, 2021, your base compensation will be $34,500 per month ($414,000 annualized), paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. You will be eligible for a review of your salary in connection with regular review of executive salaries in 2022. Beginning with respect to the Company’s 2021 fiscal year, you will also have the opportunity to earn an annual performance-based bonus up to 40% of your annual salary. To receive your bonus, you must be employed by the Company at the time the bonus is paid.”

3.    Severance Period and Post-COC Severance Period Adjustments. The definition of “Severance Period” shall hereby be the period from the date of Employee’s termination until the date that is nine (9) months after the effective date of the termination, and the definition of “Post-COC Severance Period” shall hereby be the period from the date of Employee’s termination until the date that is twelve (12) months after the effective date of the termination. Should your employment with the Company be terminated without Cause or as a result of Constructive Termination, in each case during Change in Control Protection Period, you shall be eligible to receive (i) severance payments, equal to the sum of (a) 100% of your annual base salary determined at the rate at which you were receiving your base salary at the time of such termination and (b) 100% of your maximum annual performance-based bonus at the time of such termination, paid in equal installments during the Post-COC Severance Period.

4.    No Other Modification. Except as provided herein, the provisions of the Amended and Restated Employment Agreement shall remain in full force and effect following the adoption of this Amendment and this Amendment shall not constitute a modification or waiver of any provision of the Amended and Restated Employment Agreement except as provided herein.

5.    Governing Law. This Amendment shall be construed under and be governed by California law without giving effect to California conflict of laws principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

CATALYST BIOSCIENCES, INC.

/s/ Nassim Usman
By: Nassim Usman, Ph.D.
Title: President & Chief Executive Officer

EMPLOYEE

/s/ Grant Blouse
Grant Blouse, Ph.D.

[Signature Pages to Amendment]